UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 6, 2005
(Date of earliest event reported)

Strategic Distribution, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-5228	22-1849240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania	19007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   215-633-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	On May 10, 2005, Strategic Distribution, Inc. (the "Company") announced the resignation, effective May 31, 2005, of Richard S. Martin, as Vice President, Chief Financial Officer and Treasurer of the Company.
(c)

(1) On May 10, 2005, the Company announced the appointment, effective May 31, 2005, of Philip D. Flynt, as Vice President, Chief Financial Officer and Treasurer of the Company. A copy of the press release announcing Mr. Martin's departure and the appointment of Mr. Flynt is attached hereto as Exhibit 99.1 to this report.

(2) Mr. Flynt has been appointed to serve as Vice President, Chief Financial Officer and Treasurer of the Company effective May 31, 2005. As with other officers of the Company, he has been appointed to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified, or until his earlier resignation or removal. He is 44 years of age.

Before joining the Company, from March, 2003 until May, 2005, Mr. Flynt served as Chief Financial Officer, Secretary and Treasurer of SED International Holdings, Inc. ("SED"), a publicly held, international distributor of microcomputer products, wireless handsets and consumer electronics that reported $371 million in revenues in the fiscal year ended June 30, 2004. From November 2002 until March 2003, Mr. Flynt acted as SED's Controller. At SED, Mr. Flynt was responsible for the overall direction and management of SED's financial organization, including Securities and Exchange Commission ("SEC") compliance, financial reporting, treasury, taxation, cash management, budgeting and forecasting, accounts receivable and payable functions. From July 2000 until March 2002, Mr. Flynt was the Vice President of Treasury for Glenayre Electronics, Inc., a global provider of enhanced services and unified communications solutions for wireless, fixed network and ISP broadband service providers. In this role, Mr. Flynt was responsible for corporate consolidations, financial reporting, SEC compliance, and corporate tax functions.

(3) Mr. Flynt entered into a letter agreement with the Company dated May 10, 2005 relating to his employment by the Company as Vice President, Chief Financial Officer and Treasurer of the Company. Under the letter agreement, Mr. Flynt is entitled to a base salary of $180,000 and conditional bonus compensation of up to 30% of Mr. Flynt's base salary. Mr. Flynt is also entitled to six months of severance if his employment is terminated by the Company for reasons other than cause. The letter agreement does not have a stated employment term, and the severance provisions of the letter agreement will remain in effect for so long as Mr. Flynt remains employed by the Company.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated May 10, 2005

Exhibit Index
99.1	Press release dated May 10, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Distribution, Inc. (Registrant)
May 10, 2005 (Date)	/s/ DONALD C. WOODRING Donald C. Woodring President & Chief Executive Officer